EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent Certified Public Accountant, I hereby consent to the filing of the financial statement into the amended registration statement of Wonder International Education & Investment Group Corporation into Form S-1/A for the year ended December 31, 2009.

/s/ Robert G. Jeffrey
Robert G. Jeffrey

Wayne, New Jersey 07470
August 12, 2010